Exhibit 99.1

CALIBER ANNOUNCES UPDATED FOURTH QUARTER AND FULL YEAR 2023 EARNINGS RELEASE AND CONFERENCE CALL
Company to File Form 12b-25 to Delay Filing its 2023 Annual Report

SCOTTSDALE, Ariz., March 29, 2024 –Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and manager, today announced that it has rescheduled the release of its fourth quarter and full year 2023 financial results for before the open of the market on Monday, April 15, 2024. Management invites all interested parties to its webcast/conference call the same day at 5:00 pm ET to discuss the results. Details on accessing the conference call can be found below.

In addition, the Company announced it is filing a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission with regard to its annual report on Form 10-K for the fiscal year ended December 31, 2023. Form 12b-25 will allow the Company an extension of 15 additional calendar days to file its 2023 10-K, which is due on April 1, 2024.

Earnings Live webcast:
https://viavid.webcasts.com/starthere.jsp?ei=1664257&tp_key=24fa2e5b4e

Dial-in:
1-888-886-7786 (domestic) or 1-416-764-8658 (international) or by clicking on this Call me™ link to request a return call.

Additional details:
The news release and presentation materials will be available at https://ir.caliberco.com/under "Financial Results." A replay of the call will be available for 14 days by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international).

The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. or invest directly in our Private Funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com